EXHIBIT 99.1
IMMEDIATE RELEASE

Sharps Compliance Appoints Vic Trevino as Vice President of Sales
HOUSTON, Texas, December 2, 2019 - Sharps Compliance Corp. (NASDAQ: SMED) (“Sharps” or the “Company”), a leading full-service national provider of comprehensive waste management solutions including medical, pharmaceutical and hazardous, today announced the appointment of Vic Trevino as Vice President of Sales. In his new role, Mr. Trevino will oversee the Field Sales Team, including business development and national account managers, with a focus on accelerating the closing of existing sales opportunities, and meeting or exceeding sales budgets while growing the sales pipeline. Mr. Trevino is a healthcare industry veteran and plans to incorporate his expertise with the existing strength of the Company’s sales and marketing professionals to drive sales growth of all of Sharps’ solution offerings.
Mr. Trevino has over 25 years of sales and marketing experience in the healthcare industry, most recently as Vice President of U.S. Sales and Marketing for Micro-Tech Endoscopy, a provider of high quality and cost effective medical devices to the healthcare market. Mr. Trevino was responsible for field sales, national accounts and new and emerging technologies. Earlier in his career, Mr. Trevino held various leadership positions in sales, marketing, corporate accounts, and sales training with Medtronic GI Solutions, Johnson & Johnson’s Advanced Sterilization, Medtronic CardioVascular and Johnson & Johnson’s Ethicon Endo-Surgery. Mr. Trevino earned a Bachelor of Business Administration from the University of Houston.
David P. Tusa, Chief Executive Officer and President of Sharps, commented, “Vic is a seasoned sales professional with extensive experience in healthcare and successfully leading sales teams. He has a proven track record building and implementing national and territorial sales and marketing initiatives, including as part of the launch of a start-up medical device company. As we focus on expanding our leadership role as a comprehensive provider of solutions for traditional medical waste, unused medications, single use device recycling and hazardous waste, we believe Vic’s experience and background will prove to be a valuable asset to our sales organization.”
About Sharps Compliance Corp.
Headquartered in Houston, Texas, Sharps Compliance is a leading full-service national provider of comprehensive waste management services including medical, pharmaceutical and hazardous. Its key markets include healthcare facilities, pharmaceutical manufacturers, home healthcare providers, assisted living / long-term care, surgery centers, retail pharmacies and clinics, and the professional market which is comprised of physicians, dentists and veterinary practices. The Company's flagship product, the Sharps Recovery System, is a comprehensive solution for the containment, transportation, treatment and tracking of medical waste and other used healthcare materials. The Company offers its route-based pick-up service in a twenty-four (24) state region of the South, Southeast and Northeast portions of the United States. Sharps also provides two simple solutions for safe and easy disposal of unused medications: MedSafe collection receptacles and TakeAway Recovery System Envelopes.
More information on the Company and its products can be found on its website at: www.sharpsinc.com

Safe harbor statement
The information made available in this news release contains certain forward-looking statements which reflect Sharps Compliance Corp.’s current view of future events and financial performance. Wherever used, the words “estimate,” “expect,” “plan,” “anticipate,” “believe,” “may” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the Company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the Company’s ability to educate its customers, development of public awareness programs to educate the identified consumer, customer preferences, the Company’s ability to scale the business and manage its growth, the degree of success the Company has at gaining more large customer contracts, managing regulatory compliance and/or other factors that may be described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results, express or implied therein, will not be realized.

For more information contact:

Diana P. Diaz Sharps Compliance Corp. Vice President and Chief Financial Officer Phone: (713) 660-3547 Email: ddiaz@sharpsinc.com	John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: jnesbett@institutionalms.com